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                               SUBLEASE AGREEMENT
                               (5,337 square feet)

         THIS SUBLEASE AGREEMENT ("Sublease") is made as of the 28th day of January, 1999 between VISUAL NETWORKS OPERATIONS, INC. ("Sublandlord") and COMPUS SERVICES CORPORATION ("Subtenant").

         WHEREAS, by that Lease Agreement dated December 12, 1996 (the "Initial Lease") between Visual Networks, Inc., predecessor to Sublandlord, and The Equitable Life Assurance Society of the United States, predecessor to TA/Western, LLC (the "Prime Landlord"), certain space in a building located at 2092 Gaither Road, Rockville, Maryland (the "Building") was leased; and

         WHEREAS, the Initial Lease was amended by a Lease Amendment dated September 2, 1997 (the "First Amendment") and by Lease Amendment dated January ___, 1999 (the "Second Amendment," which Second Amendment, together with the Initial Lease and the First Amendment, is hereinafter referred to as the "Primary Lease"), a true and complete copy of which is attached hereto as Exhibit A; and

         WHEREAS, in the Second Amendment, Sublandlord leased from the Landlord certain space in the Building comprising approximately Five Thousand Three Hundred Thirty-Seven (5,337) rentable square feet of space and known as Suite 150 located on the first (1st) floor of the Building (the "Second Expansion Premises"); and

         WHEREAS, Sublandlord has agreed to lease to Subtenant and Subtenant has agreed to lease from Sublandlord the Second Expansion Premises in accordance with the terms of this Sublease, and the Prime Landlord has consented or will consent to such subleasing on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

         1. Subleased Premises. Sublandlord hereby subleases to Subtenant, and the Subtenant hereby subleases from Sublandlord the Second Expansion Premises leased to Sublandlord under the Second Amendment and more specifically outlined in Exhibit B attached hereto (the "Subleased Premises"). The Subleased Premises is delivered "as is", except as provided in paragraph 2 below.

         2. Allowance.

                  (a) Sublandlord is to be provided with a Cash Allowance form the Prime Landlord in the amount not to exceed $7.00 per square foot for a total of Thirty Seven Thousand Three Hundred Fifty-Nine Dollars ($37,359.00) to be used to pay for costs actually incurred in renovating and remodeling the leasehold improvements in the Second Expansion Premises. Sublandlord will make the proceeds of the Cash Allowance available to Subtenant if and when the same are provided to Sublandlord by the Prime Landlord.

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                  (b) In renovating and remodeling the Subleased Premises,
Subtenant shall be subject to and shall comply with all of the terms and conditions set forth with respect to such renovation and remodeling, including the disbursement of the Cash Allowance, as more specifically set forth in
Section 6 of the Second Amendment. Any costs of such renovation and remodeling in excess of the Cash Allowance shall be paid solely by Subtenant when the same is required to be paid in accordance with Section 6 of the Second Amendment.

         3. Quiet Enjoyment. Subject to the terms of this Sublease and the Primary Lease, so long as Subtenant performs and observes all the covenants and agreements on its part herein contained, it shall peaceably and quietly have, hold and enjoy the Subleased Premises.

         Without limiting any other provision of this Sublease or the Primary Lease, Subtenant shall take good care of the Premises, suffer no waste or injury thereto and shall comply with all laws, orders and regulations which are imposed on Sublandlord as tenant under the Primary Lease and as are applicable to the Premises, the Building and Subtenant's use thereof. Upon the Expiration Date (as defined below) or sooner of this Sublease, Subtenant shall quit and surrender the Premises to Sublandlord in the condition such Premises were in on the Commencement Date (as defined below), broom clean, in good order and condition, ordinary wear and tear and damage by fire and other insured casualty excepted. Subtenant agrees to indemnify and save Sublandlord harmless from and against any and all loss, cost, expense or liability resulting from the failure of, or delay by, Subtenant in so surrendering the Premises on or before the Expiration Date, including without limitation, any claims made by the Prime Landlord founded on such failure or delay. On or before the Expiration Date, Subtenant shall remove all of its personal property from the Premises at its sole expense. On such date, any and all improvements and alterations shall become the property of the Sublandlord, subject however to the terms of the Primary Lease.

         4. Term of Sublease. The term of this Sublease (the "Sublease Term") shall commence on the earlier to occur of (i) March 15, 1999, or (ii) the date of substantial completion of the improvements of the Subleased Premises, which date is anticipated to be March 1, 1999 (the "Commencement Date") and end on November 30, 2001 (the "Expiration Date"). Promptly upon the request of either party, a memorandum or lease terms agreement memorializing the Commencement Date and the Expiration Date will be executed and delivered.

         5. Rent. Subtenant shall pay to Sublandlord for the Subleased Premises, Basic Rental at the initial rate of Nineteen and 50/100 Dollars ($19.50) per rentable square foot for a total of One Hundred Four Thousand Seventy One and 50/100 Dollars ($104,071.50) per year, payable in equal monthly installments of Eight Thousand Six Hundred Seventy Two and 63/100 Dollars ($8,672.63) for the period beginning on the Commencement Date and ending on that date which is twelve (12) months thereafter. Subtenant covenants, without any notice or demand therefor and without deduction, set-off, recoupment, or counterclaim, to pay all monthly installments of the Basic Rental to Sublandlord on the twenty-fifth
(25th) day of each month for the month commencing on the first day of the next succeeding calendar month at Sublandlord's


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address in paragraph 11 below, or at such other address as Sublandlord may provide to Subtenant.

         6. Escalation in Basic Rental for Subleased Premises. The Basic Rental for the Subleased Premises shall increase each year, at a rate of three percent (3%) per annum, effective on the anniversary of the Commencement Date of this Sublease.

         7. Operating Expenses. Commencing five (5) days before the anniversary of the Commencement Date, and continuing during each calendar year or portion thereof included in the Sublease Term, Subtenant shall pay as additional rent all of Sublandlord's obligations under Section 5 of the Second Lease Amendment to pay "Tenant's Proportionate Share for Basic Cost for the Second Expansion Premises" and "Tenant's Proportionate Share for Real Estate Taxes for the Second Expansion Premises" over the Base Year, all as more fully calculated in accordance with the provisions of Section 8 of the Primary Lease. The "Base Year" will be the 1999 calendar year.

         8. Sublandlord's Right To Take Back Space. Any time after twenty-four
(24) months from the Commencement Date of this Sublease, Sublandlord, upon one hundred eighty days (180) days prior written notice to the Subtenant, shall have the right to recover the Subleased Premises from Subtenant. Any time after twelve (12) months from the Commencement Date of this Sublease, Subtenant, upon one hundred eighty (180) days prior written notice to the Sublandlord, shall have the right to terminate this Sublease and surrender the Subleased Premises to Sublandlord.

         9. Incorporation of Primary Lease Terms. Except to the extent expressly provided herein, Subtenant shall honor and be bound by, with respect to the Subleased Premises, all obligations of Sublandlord, as tenant, under the Primary Lease, and the word "Tenant" as used in the Primary Lease shall be deemed to refer to Subtenant as they pertain to the Subleased Premises. All remedies, rights of entry, rights of enforcement, indemnifications, releases, waivers and right to payment or reimbursement afforded the Landlord under the Primary Lease as to Sublandlord shall be available to Sublandlord under this Sublease as to Subtenant.

         With respect to any obligations of the Landlord under the Primary Lease, Subtenant shall be entitled to all benefits thereof, provided that Sublandlord shall be obligated to exercise its commercially reasonable efforts to enforce against the Landlord such obligations as are required to be performed by it.

         Subtenant acknowledges that it has reviewed and is familiar with the Primary Lease, and Sublandlord represents that the copy of the Primary Lease attached hereto as Exhibit A is a true, correct and complete copy of the Primary Lease.

         10. Indemnity and Insurance. Subtenant agrees to defend, indemnify and hold harmless Sublandlord, Prime Landlord, and Landlord's managing agent (collectively referred to hereinafter as the "Indemnified Party") from any loss, cost, liability or expense incurred by such Indemnified Party by reason of (i) any injuries to person or damages to property occurring in, on


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or about the Premises, other than those arising from the gross negligence or willful misconduct of such Indemnified Party, (ii) any work or thing whatsoever done or condition created by Subtenant in, on or about the Premises or Building, or (iii) any act or omission of Subtenant, its agents, contractors, servants, employees, invitees, licensees, or (iv) any failure of Subtenant to perform or observe any of the covenants or obligations required of Subtenant under this Sublease. In furtherance of the foregoing, Subtenant shall not do or permit to be done anything prohibited to Sublandlord as tenant under the Primary Lease or take any action or do or permit any action which would result in any additional cost or other liability to Sublandlord or Prime Landlord under the Primary Lease or this Sublease.

         In addition to, and not in limitation of, the undertakings contained in the paragraph immediately above, wherever the Sublandlord as tenant under the Primary Lease has agreed to indemnify the Prime Landlord, and in this Sublease, Subtenant likewise agrees to indemnify Subtenant and Prime Landlord.

         Subtenants's obligations under this section above shall survive the expiration or termination of this Sublease.

         Subtenant will carry the insurance required under Section 26 of the Primary Lease naming Sublandlord, Landlord, and Landlord's managing agent (and such other person as Sublandlord or Prime Landlord may request by notice to Subtenant from time to time) as additional insureds thereunder and shall provide such insured parties with certificates of insurance each year evidencing such coverage.

         11. Notices. All notices to be given hereunder shall be delivered in the manner set forth in Section 30 of the Primary Lease addressed to (i) if to Sublandlord at 2092 Gaither Road, Suite 200, Rockville, MD 20850 Attention:
Richard H. Deily, or (ii) if to the Subtenant at the 2092 Gaither Road, Suite 100, Rockville, MD 20850, Attention: Stephen A. Hathaway.

         12. Brokers. Sublandlord and Subtenant each represent and warrant that there is no broker or real estate agent involved in this transaction. Sublandlord and Subtenant each agree to indemnify and hold harmless the other for breach of their warranties contained in this Section.

         13. Interpretation. It is the intent of the parties that all rights and obligations of Sublandlord under the Primary Lease be passed through to the Subtenant under terms and conditions set forth herein. Except as otherwise provided herein, Subtenant shall be bound unto Sublandlord under the terms and conditions of the Primary Lease as they pertain to the Subleased Premises. With respect to the obligations of the Landlord under the Primary Lease, Sublandlord shall be obligated to exercise its rights and remedies against the Landlord insofar as lawfully permissible to enforce such obligations for the benefit of Subtenant.

         14. Sublandlord Estoppel and Covenants. Sublandlord hereby represents to Subtenant that (i) the Primary Lease is in full force and effect; (ii) Sublandlord has received no notice of default from the Landlord which default remains uncured on the date hereof; and (iii) to the best of Sublandlord's knowledge, Sublandlord is not now in default under the Primary Lease.


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Sublandlord covenants and agrees that it shall (a) not amend the Primary Lease in a manner which adversely affects the rights of Subtenant hereunder; (b) comply with all of the terms, covenants and conditions on its part to be performed and observed by it pursuant to the Primary Lease other than the terms, covenants and conditions required to be performed by Subtenant hereunder, provided that Subtenant does not interfere with Sublandlord in connection with such compliance, and (c) not voluntarily terminate the Primary Lease or permit termination thereof as a result of Sublandlord's default thereunder.

         15. Subtenant Covenants. Subtenant covenants and agrees that Subtenant shall not do anything that would constitute a default under the Primary Lease or omit to do anything that Subtenant is obligated to do under the terms of this Sublease so as to cause a default under the Primary Lease.

         Subtenant shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Subtenant.

         16. Miscellaneous Provisions.

                  (a) This Sublease supersedes any prior oral or written agreements between the parties with respect to the real property described herein, and no modifications to this Sublease, and no waivers of any rights or benefits provided herein, shall be binding unless signed by the party against whom such modification or waiver is sought to be enforced.

                  (b) Notwithstanding anything to the contrary herein, the effectiveness of this Sublease shall be contingent upon the consent and approval of the Landlord as evidenced by Landlord's execution of this Sublease in the space provided below. In the event that Landlord fails to execute this Sublease within thirty (30) days after the date hereof, then Sublandlord and Subtenant shall each have the right to terminate the Sublease, at any time before Landlord actually executes the Sublease, upon written notice to the other.

                  (c) Time is of the essence.

                  (d) Each party expressly waives its right to a jury trial in any claim, action, counterclaim or proceeding involving the other party, arising out of this Sublease or the use and occupancy of the Subleased Premises.

                  (e) Landlord's consent to this Sublease shall not be deemed to relieve Sublandlord from any of its obligations as tenant under the Primary Lease, all of which Sublandlord, by its execution hereof, reaffirms to and for the benefit of Landlord. This Section 15(e) may be relied on by Landlord in connection with its execution of the "Consent of Landlord" attached hereto and made a part hereof.

                  (f) This Sublease may be executed in multiple counterparts, all of which taken together shall constitute one and the same original.


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                  (g) Section 11(b)(vii) of the Primary Lease requires that this
Sublease contain the following language, all of which shall be binding on the parties hereto:

                           "Underlying Lease Agreement." This Sublease and Subtenant's rights under this Sublease shall at all times be subject and subordinate to the underlying Primary Lease identified in the second paragraph hereof, and Subtenant shall perform all obligations of Sublandlord under said Primary Lease, with respect to the Sublease Premises. Subtenant acknowledges that any termination of the underlying Primary Lease shall extinguish this Sublease. Prime Landlord's consent to this Sublease shall not make Prime Landlord a party to this Sublease, shall not create any privity of contract between Prime Landlord and Subtenant or other contractual liability or duty on the part of the Prime Landlord to the Subtenant, shall not constitute its consent or waiver of consent to any subsequent sublease or sub-sublease, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Prime Landlord and Sublandlord under the underlying Primary Lease, in respect of the Sublease Premises. Subtenant shall have no right to assign this Sublease or further sublet the Premises without the prior written consent of Prime Landlord. Any term of this Sublease that in any way conflicts with or alters the provisions of the underlying Primary Lease shall be of no effect as to Prime Landlord and Prime Landlord shall not assume any obligations as landlord under the Sublease and Sublandlord shall not acquire any rights under the Sublease directly assertable against Prime Landlord under the underlying Primary Lease. Sublandlord hereby collaterally assigns to Prime Landlord this Sublease and any and all payments due to Sublandlord from Subtenant as additional security for Sublandlord's performance of all of its covenants and obligations under the underlying Primary Lease, and authorizes Prime Landlord to collect the same directly from Subtenant and otherwise administer the provisions of this Sublease, at the option of Prime Landlord. Subtenant hereby consents to such collateral assignment of this Sublease to Prime Landlord and agrees to observe its obligations created hereby."

         17. Buyout. As also provided in the Visual Networks Sublease (as defined below), upon the execution of this Sublease and the Sublease Agreement between Sublandlord and Subtenant for approximately 11,900 square feet of space in the Building (the "Visual Networks Space") dated as of the date hereof (the "Visual Networks Sublease"), Sublandlord shall pay to Subtenant a payment of Seventy-Five Thousand Dollars ($75,000.00). Sublandlord shall pay to Subtenant a second payment of Seventy-Five Thousand Dollars (75,000.00) upon Subtenant's complete vacation of the Visual Networks Space.


                          SIGNATURES ON FOLLOWING PAGE


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         IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be properly executed as the day and year set forth above.


                                     SUBLANDLORD:

                                     VISUAL NETWORKS OPERATIONS, INC.


/s/ ROBERT BLAIR                     By: /s/ RICHARD H. DEILY           (SEAL)
---------------------------             --------------------------------
Witness                              Name:  Richard H. Deily
                                     Title: Director, Treasury Operations




                                     SUBTENANT:

                                     COMPUS SERVICES CORPORATION


/s/ Stephen A. Hathaway              By: /s/ O.W. BURRELL               (SEAL)
---------------------------             --------------------------------
Witness                              Name:  O.W. Burrell
                                     Title: President


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